CONSULTING AGREEMENT

This Agreement ("Agreement") is made and entered into this 1st day of July, 2014 ("Effective Date"), by and between Axion Power International, Inc. ("Company"), having its principal place of business at 3601 Clover Lane, New Castle, PA 16105 and Charles Trego ("Consultant") having his principal address at 6945 Silverton Glenn, Victor, NY 14564 (collectively the "Parties").

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Consultant covenant and agree as follows:

1.	Services & Payment. Consultant agrees to provide consulting services as Interim Chief Financial Officer for Company (the "Services") as more specifically set forth in Appendix A of this Agreement, attached hereto and made apart hereof by this reference. Company shall pay Consultant at the pro rated rate of $250,000 per annum ($ 20,833.33 per month or $10,416.67 bi-monthly), payable on the first and fifteenth of every month. Consultant is guaranteed that even if the Term is shorter than six months, he shall be paid at the pro rated rate of $250,000 per annum for six months from the date hereof (which is $125,000). Consultant shall be paid a gross amount, and shall be responsible for reporting all of his income as a contractor. The Company shall report all gross proceeds paid to him to the Internal Revenue Service on Form 1099, and Consultant shall not be subject to withholding etc. Consultant shall also be reimbursed for all transportation costs, lodging , cell phone , meals and normal office supplies while providing services hereunder in New Castle, PA or other location (other than his New York State residence) required by the Company’s Chief Executive Officer, to whom he shall report.

2.	Term and Termination. This Agreement shall commence on July 2, 2014, and shall continue in effect until the earlier of the date on which a full time Chief Financial Officer is hired by the Company and commences employment or six months from the date hereof (the “Term”). This Agreement can be extended on a month by month basis by written agreement signed by both parties no later than five business days prior to the end of the Term or any extension thereof.

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3.	Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venture, or agent of the other and shall not bind nor attempt to bind the other to any contract. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort, including, but not limited to, workers' compensation insurance. Consultant understands that he shall not be eligible to participate in the Company’s health benefit plans.

4.	Performance of Services. The Consultant shall supervise the performance of the Services and shall be entitled to control the manner and means by which the Services are performed, subject to the terms of this Agreement and any specifications, schedules or plans approved by Company. Consultant covenants that he shall spend his full working time during the Term performing the services set forth in this Agreement, and he agrees to spend at least ten full (10) business days working from the New Castle, PA location each calendar month.

5.	Materials. Consultant shall provide any equipment, including but not limited to personal computers, telecommunications equipment, etc. as shall be required to perform the Services. Any equipment or materials furnished by Company shall remain the sole property of Company unless otherwise approved by the CEO..

6.

Confidential Information.  Consultant agrees that all inventions and all other business, technical and financial    information Consultant develops, learns or obtains during the period over which he is or is supposed to be providing the Services that relate to Company or the business or demonstrably anticipated business of Company in connection with the Services or that are received by or for Company in confidence, constitute "Confidential Information."  Consultant will hold in confidence and not disclose without prior written consent or, except in performing the Services, use any Confidential Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or become readily publicly available without restriction through no fault of Consultant. Upon termination and as otherwise requested by Company, Consultant will promptly return to Company all items and copies containing or embodying Confidential Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant agrees not to disclose or disseminate the Confidential Information for a period of three (3) years from the date of disclosure of the Confidential Information.

7.	Warranties. Consultant warrants that: (i) the Services shall be performed in a timely and professional manner in accordance with applicable professional standards; (ii) no part of this Agreement is inconsistent with any obligation Consultant may have to others; (iii) Consultant has the full right to allow it to provide the assignments and rights provided for herein; and (iv) Consultant will not engage in any conduct which will infringe on any copyright, trademark, service mark, trade name, patent, trade secret or other intellectual property or proprietary right or right of publicity or privacy, or libel, slander, defame or disparage, any third party ("Third Party Claims"), or create risk of liability for Company with respect to any Third Party Claims.

8.	Survival. Because any breach of Section 6 will cause irreparable harm to Company for which damages would not be an adequate remedy, Company reserves the right to seek injunctive relief with respect thereto in addition to any and all other remedies available in equity or at law. In any action or proceeding to enforce any rights under this Agreement, the prevailing Party shall be entitled to recover costs and reasonable attorneys fees. The obligations set forth in Section 6 of this Agreement shall survive termination or expiration of this Agreement. Company may communicate Consultant's obligations under this Agreement to any other (or potential) Company or employer of Consultant.

9.	Miscellaneous. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

AGREED AND ACCEPTED:

Company:

AXION POWER INTERNATIONAL, INC.

/s/ David DiGiacinto

David DiGiacinto, CEO

Consultant:

/s/ Charles Trego
Charles Trego

APPENDIX A

1.	Services. Consultant shall, as Interim Chief Financial Officer, review, file and sign the Company’s Form 10-Qs and other forms and schedules filed with the SEC. Consultant shall assist, as requested, the current financing compliance, including but not limited to performing those duties as performed when Consultant was the full time CFO of the Company, including management of the finance department of the Company and as requested by the CEO. Consultant shall also assist with the search for /transition of a replacement CFO and a new independent registered public accounting firm..